Exhibit 99.1

REDWOOD TRUST COMPLETES PREVIOUSLY ANNOUNCED ACQUISITION OF

RIVERBEND LENDING

ACQUISITION PROVIDES FURTHER SCALE TO COREVEST’S MARKET LEADING

POSITION IN BUSINESS PURPOSE LENDING

MILL VALLEY, CA –– Redwood Trust, Inc. (NYSE: RWT; “Redwood” or the “Company”), a leader in expanding access to housing for homebuyers and renters, today announced that it has completed the previously announced acquisition of Riverbend Funding, LLC and its subsidiaries (“Riverbend”), a best-in-class private mortgage lender to residential transitional and commercial real estate investors, in an all cash transaction. The acquisition was initially announced on April 28, 2022.

The addition of Riverbend complements Redwood’s existing business purpose mortgage banking platform, CoreVest American Finance Lender, LLC (“CoreVest”), enhancing CoreVest’s suite of products, geographic and production footprint, and client base. In particular, the Riverbend platform adds single asset bridge origination and distribution to CoreVest’s existing product offering. The acquisition combines two companies that provide exceptional products and quality execution for partners. Riverbend employees and operations will be integrated into CoreVest. Emilian Halloran and Sean Robbins, co-Founders of Riverbend, will continue to lead the business following the closing as Managing Directors overseeing the single asset bridge product.

“We are excited to announce the close of this acquisition and formally welcome the Riverbend team,” said Christopher Abate, Chief Executive Officer of Redwood. “We have long believed in the high-quality opportunity that exists for Redwood in the business purpose lending market and this acquisition further emphasizes our deep commitment to growing and operating a best in class business purpose lending platform. As we described when we announced the acquisition of Riverbend, we also continue to believe, especially amidst this higher rate environment, that our investment portfolio and operating revenues will further benefit from Riverbend’s bridge product and fee-based revenues.”

Added Beth O’Brien, Chief Executive Officer of CoreVest, “We continue to be very enthusiastic about the opportunity for this platform within our existing CoreVest business. We look forward to continuing to deliver high quality execution to our new and existing clients and growing our market share with our broad product set.”

“As we enter this next stage of growth, we are excited to partner with the dedicated teams at Redwood and CoreVest,” said Emilian Halloran, Co-Founder of Riverbend. “The strong capital base, efficient operating platform, deep client network and extensive product set will allow us to scale our originations and financing efforts.”

JMP Securities, A Citizens Company, served as exclusive financial advisor to Redwood in connection with the transaction. Riverbend was advised by Piper Sandler. Mayer Brown LLP acted as legal advisor to Redwood.

About Redwood Trust

Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit. Our operating platforms occupy a unique position in the housing finance value chain, providing liquidity to growing segments of the U.S. housing market not well served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms; whole-loan distribution activities; and our publicly traded shares. Our aggregation, origination and investment activities have evolved to incorporate a diverse mix of residential, business purpose and multifamily assets. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. We operate our business in three segments: Residential Mortgage Banking, Business Purpose Mortgage Banking and Investment Portfolio. Additionally, through RWT Horizons™, our venture investing initiative, we invest in early-stage companies strategically aligned with our business across the lending, real estate, and financial technology sectors to drive innovations across our residential and business-purpose lending platforms. Since going public in 1994, we have managed our business through several cycles, built a track record of innovation, and established a best-in-class reputation for service and a common-sense approach to credit investing. Redwood Trust is internally managed and structured as a real estate investment trust ("REIT") for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com or connect with us on LinkedIn, Twitter, or Facebook.

About CoreVest

CoreVest, a division of Redwood Trust, Inc., is the leading lender to residential real estate investors nationwide. It offers long-term loans for portfolios of rental properties as well as short-term bridge loans, investment credit lines and build for rent programs. With more than $16 billion in loans closed and over 100,000 units financed, CoreVest offers attractive rates, rapid timelines and closing certainty. The company works directly with borrowers and brokers. For more information, visit www.corevestfinance.com.

About Riverbend

Riverbend Lending is an innovative private money lender partner with a national footprint and local expertise. The firm is led by an executive team with over sixty years of experience in real estate investments. Our management team has a proven track record with a combined funded portfolio of over $1.5 billion in single and multi-family loans across the United States.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to Redwood’s expectations with respect to the closing of its acquisition of Riverbend, Riverbend’s integration into the Redwood and CoreVest businesses, and subsequent performance of the combined companies and lending markets in general. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "expect," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2021 under the caption "Risk Factors." Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT

Redwood Investor Relations

Kaitlyn Mauritz

SVP, Head of Investor Relations

Phone: 866-269-4976

Email: investorrelations@redwoodtrust.com

Redwood Media

Sard Verbinnen & Co

Email: Redwood-SVC@sardverb.com

CoreVest Media

Tuan Pham

Phone: 949-344-7884

Tuan.Pham@cvest.com